Exhibit 5.1

July 25, 2025

Actuate Therapeutics, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re: Registration Statement on Form S-1 filed by Actuate Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 1,332,994 shares of common stock, par value $0.000001 per share (the “Common Stock”), of Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), which consists of (i) 666,497 shares of Common Stock (the “Shares”), and (ii) 666,497 shares of Common Stock issuable upon the exercise of warrants (the “Warrants” and the shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”).

In connection with this opinion, we have examined and relied upon such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. For purposes of this opinion, we have assumed that at the time of the issuance of the Warrant Shares, a sufficient number of shares of Common Stock will remain authorized and available for issuance pursuant to the Company’s Sixth Amended and Restated Certificate of Incorporation, as it then may be amended (the “Certificate of Incorporation”) and that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

(a)	the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable; and

(b)	when the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders and have been issued by the Company against payment therefor in the circumstances contemplated by the Warrants, the Warrant Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP